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                      [PricewaterhouseCoopers Letterhead]


                                                                    Exhibit 15.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We are aware that our report dated July 20, 2001 on our review of interim financial information of Grupo Iusacell S.A. de C.V. as of and for the six-month periods ended June 30, 2001 and 2000 is included in its Registration Statement dated October 4, 2001.



Very truly yours,


Juan Manuel Ferron Solis
Mexico, D.F.,
October 4, 2001